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                                                                   EXHIBIT 21
                       SUBSIDIARIES OF THE REGISTRANTS

        Set forth below are the wholly owned subsidiaries of Venture Holdings Trust, including those subsidiaries that are co-registrants. The subsidiaries of Venture Holdings Trust have no subsidiaries. Also listed below is the state or other jurisdiction of incorporation of each subsidiary, and the names under which such subsidiaries do business.

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                                                                      Other name(s) under which
Name                                      Jurisdiction                the company does business
----                                      -----------                 -------------------------
Vemco, Inc.                                 Michigan                  Quantum Polymer Processors, Inc.
                                                                      Venture Grand Blanc
                                                                      Venture Hopkinsville
Venture Industries Corporation              Michigan                  n/a

Venture Mold & Engineering                  Michigan                  Venture Industries Technical
Corporation                                                             Development Company

Venture Leasing Company                     Michigan                  n/a

Vemco Leasing, Inc.                         Michigan                  n/a

Venture Holdings Corporation                Michigan                  Bailey
                                                                      Bailey Corporation
                                                                      Bailey Automotive Products
                                                                      Bailey Transportation Products, Inc.
                                                                      Bailey Manufacturing Corporation
                                                                      Venture - Seabrook

Venture Service Company                     Michigan                  Venture Holding
                                                                      Venture Advanced Engineering
                                                                      Venture  Advanced Engineering
                                                                            Group
                                                                      Venture Manufacturing Group
                                                                      Venture Holdings Group
                                                                      Venture Mold Group
                                                                      Venture Sales Group

Venture Industries Canada Ltd.              Ontario, Canada           n/a
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